UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2006
The Lamson & Sessions Co.
(Exact name of registrant as specified in its charter)

Ohio	001-00313	34-0349210

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25701 Science Park Drive, Cleveland, Ohio		44122-7313

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (216) 464-3400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 20, 2006, The Lamson & Sessions Co. (the “Company”) issued a press release announcing it had entered into an amendment and restatement of its existing credit agreement (such amendment and restatement, the “Credit Facility”). The Credit Facility is a five year, $250,000,000 revolving credit facility with a consortium of banks, led by Bank of Montreal, and including JPMorgan Chase Bank, N.A., National City Bank and LaSalle Bank National Association, and other banks from time to time parties thereto. The Company may, at its option, request that the revolving commitments under the Credit Facility be increased by up to an additional $50,000,000.
     The Credit Facility is a five-year secured revolving credit agreement with LIBOR-based pricing plus a spread ranging from 0.5 percent to 1.75 percent depending on the Company’s performance. Any amounts outstanding under the Credit Facility will be due in November 2011. The Credit Facility contains various reporting and performance covenants including (i) maintenance of certain financial ratios and tests, (ii) limitations on borrowings from other sources, (iii) restrictions on certain operating activities and (iv) limitations on the payment of dividends or distributions. The Credit Facility contains customary events of default that would permit the lenders to accelerate the loans if not cured with applicable grace periods, including the failure to make timely payments under the Credit Facility, the failure to satisfy covenants and specified events of bankruptcy or insolvency.
     Amounts available under the revolving credit line provided pursuant to the Credit Facility may be borrowed, repaid and reborrowed from time to time until the expiration of the Credit Facility on November 20, 2011. The Company’s subsidiaries are party to the Credit Facility as guarantors.
     The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the Credit Facility, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by this reference. A copy of the press release issued by the Company on November 20, 2006 is included as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Number	Exhibit

10.1	Third Amended and Restated Credit Agreement, dated November 20, 2006, by and among the Company, the Company’s subsidiaries, the lenders party thereto, National City Bank and JPMorgan Chase Bank, N.A., as co-syndication agents, LaSalle Bank National Association, as documentation agent and Bank of Montreal, as administrative agent.

99.1	Press release, dated November 20, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LAMSON & SESSIONS CO.
By:	/s/ James J. Abel
	Name:	James J. Abel
	Title:	Executive Vice President, Secretary, Treasurer and Chief Financial Officer

Dated: November 20, 2006

INDEX TO EXHIBITS

Number	Exhibit

10.1	Third Amended and Restated Credit Agreement, dated November 20, 2006, by and among the Company, the Company’s subsidiaries, the lenders party thereto, National City Bank and JPMorgan Chase Bank, N.A., as co-syndication agents, LaSalle Bank National Association, as documentation agent and Bank of Montreal, as administrative agent.

99.1	Press release, dated November 20, 2006

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